Exhibit 99.1

U.S. Food and Drug Administration Issues Complete Response Letter for Cosibelimab Solely Due to Inspection Findings at Third-Party Manufacturer

FDA did not state any concerns about the clinical data package, safety, or labeling for the approvability of cosibelimab

Waltham, MA – December 18, 2023 – Checkpoint Therapeutics, Inc. (“Checkpoint”) (Nasdaq: CKPT), today announced that the U.S. Food and Drug Administration (“FDA”) has issued a complete response letter (“CRL”) for the cosibelimab biologic license application (“BLA”) for the treatment of patients with metastatic or locally advanced cutaneous squamous cell carcinoma (“cSCC”) who are not candidates for curative surgery or radiation. The CRL only cites findings that arose during a multi-sponsor inspection of Checkpoint’s third-party contract manufacturing organization as approvability issues to address in a resubmission.

The CRL did not state any concerns about the clinical data package, safety, or labeling for the approvability of cosibelimab.

“As the only deficiencies relate to the FDA’s inspection of our third-party contract manufacturing organization, we believe we can address the feedback in a resubmission to enable marketing approval in 2024,” said James Oliviero, President and Chief Executive Officer of Checkpoint. “We are committed to working closely with our third-party manufacturer and the FDA on our resubmission in order to make cosibelimab available to patients living with cSCC.”

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding our ability to work with our third-party contract manufacturer and the FDA to address the issues raised in the CRL and execute on a quick pathway forward for the approval of cosibelimab in 2024 for the treatment of patients with metastatic or locally advanced cSCC who are not candidates for curative surgery or radiation, and our projections of resubmission and regulatory review timelines. Factors that could cause our actual results to differ materially include the following: the risk that topline and interim data remains subject to audit and verification procedures that may result in the final data being materially different from the topline or interim data we previously published; the risk that safety issues or trends will be observed in the clinical trial when the full safety dataset is available and analyzed; the risk that a positive primary endpoint does not translate to all, or any, secondary endpoints being met; risks that regulatory authorities will not accept an application for approval of cosibelimab based on data from the Phase 1 clinical trial; the risk that the clinical results from the Phase 1 clinical trial will not support regulatory approval of cosibelimab to treat cSCC or, if approved, that cosibelimab will not be commercially successful; risks related to our chemistry, manufacturing and controls and contract manufacturing relationships; risks related to our ability to obtain, perform under and maintain financing and strategic agreements and relationships; risks related to our need for substantial additional funds; other uncertainties inherent in research and development; our dependence on third-party suppliers; government regulation; patent and intellectual property matters; competition; unfavorable market or other economic conditions; and our ability to achieve the milestones we project, including the risk that the evolving and unpredictable Russia/Ukraine conflict and COVID-19 pandemic delay achievement of those milestones. Further discussion about these and other risks and uncertainties can be found in our Annual Report on Form 10-K, and in our other filings with the U.S. Securities and Exchange Commission. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisos that apply to a given piece of information in one part of this press release should be read as applying mutatis mutandis to every other instance of such information appearing herein.

Any forward-looking statements set forth in this press release speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law. This press release and prior releases are available at www.checkpointtx.com. The information found on our website is not incorporated by reference into this press release and is included for reference purposes only.

Company Contact:

Jaclyn Jaffe

Checkpoint Therapeutics, Inc.

(781) 652-4500

ir@checkpointtx.com

Investor Relations Contact:

Ashley R. Robinson

Managing Director, LifeSci Advisors, LLC

(617) 430-7577

arr@lifesciadvisors.com

Media Relations Contact:

Katie Kennedy

Gregory FCA

610-731-1045

Checkpoint@gregoryfca.com